Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2016 Full Year and Fourth Quarter Results Conference Call

Whippany, New Jersey, October 27, 2016 -- Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has scheduled its Fiscal 2016 Full Year and Fourth Quarter Results Conference Call for Thursday, November 10, 2016 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2016 Full Year and Fourth Quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (800) 288-8975

Ask for: Suburban Propane Fiscal 2016 Full Year and Fourth Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 11:00 AM Eastern Time, Thursday, November 10, 2016 until 11:59 PM Eastern Time, Friday, November 11, 2016 and can be accessed by dialing (800) 475-6701, Access Code 404355. The replay will also be available via Suburban’s web site until Thursday, November 17, 2016.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1.1 million residential, commercial, industrial and agricultural customers through 675 locations in 41 states.

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